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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

     Each of the undersigned Directors of Teleflex Incorporated, a Delaware corporation (the "Company"), hereby appoints Jeffrey P. Black, John J. Sickler and Steven K. Chance, and each of them, with full power of substitution, to act as his or her attorney-in-fact to execute, on behalf of the undersigned, the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2003.

     IN WITNESS WHEREOF, this Power of Attorney is executed this 1st day of March 2004.

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
/s/ L. K. Black                                   /s/ Patricia C. Barron
-------------------------------              --------------------------------
Lennox K. Black                                     Patricia C. Barron


/s/ Donald Beckman                                 /s/ Jeffrey P. Black
-------------------------------              --------------------------------
Donald Beckman                                      Jeffrey P. Black

/s/ William R. Cook                               /s/ Joseph S. Gonnella
-------------------------------              --------------------------------
William R. Cook                                     Joseph S. Gonnella


/s/ Sigismundus W. W. Lubsen                   /s/ Judith M. von Seldeneck
-------------------------------              --------------------------------
Sigismundus W. W. Lubsen                         Judith M. von Seldeneck


/s/ James W. Stratton                            /s/ Harold L. Yoh III
-------------------------------              --------------------------------
James W. Stratton                                   Harold L. Yoh III
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